UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 8, 2011

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, the Compensation, Nominating and Governance Committee (the “C/N/G Committee”) of the Board of Directors of Extra Space Storage Inc. (the “Company”) approved the 2011 base salary for Spencer F. Kirk, the Company’s Chairman and Chief Executive Officer, after a review of Mr. Kirk’s performance, experience and contributions as well as competitive market data.  In 2011, Mr. Kirk will receive a base salary of $950,000 and, consistent with prior years, will continue to be eligible to receive an annual incentive cash bonus for achieving specified performance based goals.  The increased base salary in part accounts for the lack of any stock or option award component of Mr. Kirk’s compensation for 2011.  As Mr. Kirk is one of the largest stockholders of the Company, the C/N/G Committee determined that his interests are sufficiently aligned with the long-term interests of the Company and its stockholders.  The C/N/G Committee also approved 2011 base salaries for the Company’s other named executive officers, which include increases that are consistent with the compensation policies previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 5, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011	EXTRA SPACE STORAGE INC.

	By:	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Executive Vice President, Chief Legal
Officer and Secretary

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